Exhibit 10.6.1

FIRST AMENDMENT TO

DIRECTORS DEFERRED COMPENSATION PLAN
FOR UNION BANKSHARES

(As Restated Effective January 1, 2018)

Pursuant to subparagraph 12.1(b), the Administrator hereby adopts the following amendment to the Virginia Bankers Association Model Non-Qualified Deferred Compensation Plan for Directors (the companion document to the Adoption Agreement for the Directors Deferred Compensation Plan for Union Bankshares):

1.A new subparagraph 7.4(d) is added to the Plan to clarify payment rules if death occurs after commencement of periodic installment, to read as follows effective as of January 1, 2018:

7.4(d) In the event that a Participant who has begun to receive periodic installment payments dies, the amounts of any periodic installments remaining unpaid shall be paid to his Beneficiary over the remaining term certain for such installments.

This First Amendment is adopted by the Plan Sponsor as Administrator on this 20th day of August, 2018.

Union Bankshares

Plan Sponsor

By: /s/ Loreen Lagatta     (SEAL)

Its:EVP and Chief Human Resource Officer

Attest:

/s/ Rachael Lape
Its:General Counsel and SVP